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                                                                   EXHIBIT 14(b)

                          Independent Auditors' Consent

The Board of Trustees of
Wells Fargo Funds Trust:

We consent to the use of our reports dated December 23, 2003, incorporated herein by reference, with respect to the financial statements of the C&B Tax-Managed Value Portfolio, C&B Mid Cap Value Portfolio, and C&B Large Cap Value Portfolio, as of October 31, 2003, and to the reference to our firm under the heading "Comparison of Other Principal Service Providers" in Part A of the combined proxy statement/prospectus being filed on Form N-14.

/s/ KPMG LLP

Philadelphia, Pennsylvania
April 22, 2004